Exhibit 99.2

 Financial Results  2Q 2021

 Forward-Looking Statement  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “should,” “would,” “believe” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements: uncertainties relating to the impact of the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases and the development and availability of a vaccine and treatments for the disease, on the Corporation’s business, operations, employees, credit quality, financial condition and net income, including because of uncertainties as to the extent and duration of the pandemic and the impact of the pandemic on consumer spending, borrowing and saving habits, the underemployment and unemployment rates, which can adversely affect repayment patterns, the Puerto Rico economy and the global economy, as well as the risk that COVID-19 may exacerbate any other factor that could cause our actual results to differ materially from those expressed in or implied by any forward-looking statements; the success of our preventative actions to protect the Corporation’s information and that of its customers in response to the cyber incident that we recently experienced, including the integrity of our data and data security systems, increased mitigation costs or an adverse effect to our reputation; risks related to the effect on the Corporation and its customers of governmental, regulatory, or central bank responses to COVID-19 and the Corporation’s participation in any such responses or programs, such as the Paycheck Protection Program established by the CARES Act of 2020, including any judgments, claims, damages, penalties, fines or reputational damage resulting from claims or challenges against the Corporation by governments, regulators, customers or otherwise, relating to the Corporation’s participation in any such responses or programs; the risk that costs, expenses, and resources associated with the Corporation’s recent acquisition of BSPR may be higher than expected; the ability to successfully complete the integration of systems, procedures, and personnel of BSPR into FirstBank that are necessary to make the transaction economically successful; the risk that the Corporation may not be able to effectively integrate BSPR into the Corporation’s internal control over financial reporting; the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected, such as the risk that deposit attrition, customer loss and/or revenue loss following the acquisition may exceed expectations, including because of the impact of the COVID-19 pandemic on customers; uncertainty as to the ultimate outcomes of actions taken, or those that may be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) to address the Commonwealth of Puerto Rico’s financial problems, including a court-supervised debt restructuring process similar to U.S. bankruptcy protection undertaken pursuant to Title III of PROMESA, the designation by the PROMESA oversight board of Puerto Rico municipalities as instrumentalities covered under PROMESA, the effects of measures included in the Puerto Rico government fiscal plan, or any revisions to it, on our clients and loan portfolios, and any potential impact from future economic or political developments in Puerto Rico; changes in economic and business conditions, including those caused by the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases, or other global or regional health crises as well as past or future natural disasters, such as the earthquakes affecting Puerto Rico’s southern coast, that directly or indirectly affect the financial health of the Corporation’s customer base in the geographic areas we serve and may result in increased costs or losses of property and equipment and other assets; the impact that a slowing economy and increased unemployment or underemployment may have on the performance of our loan and lease portfolio, the market price of our investment securities, the availability of sources of funding and the demand for our products; a decrease in demand for the Corporation’s products and services, resulting in lower revenues and earnings because of the continued economic recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the deteriorating weakness of the real estate markets and of the consumer and commercial sectors, which may be exacerbated by unemployment and underemployment and government restrictions imposed as a result of the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases, and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, higher than targeted levels of non-performing assets, charge-offs and provisions for credit losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the impact of changes in accounting standards or assumptions in applying those standards, including the impact of the COVID-19 pandemic on the determination of the allowance for credit losses required by the new CECL accounting standard effective since January 1, 2020; the ability of FirstBank to realize the benefits of its net deferred tax assets; the ability of FirstBank to generate sufficient cash flow to make dividend payments to the Corporation; adverse changes in general economic conditions in Puerto Rico, the U.S., the U.S. Virgin Islands, and the British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, including as a result of the COVID-19 pandemic and recent increases in, and any additional waves of, COVID-19 cases, which may further reduce interest margins, affect funding sources and demand for all of the Corporation’s products and services, and reduce the Corporation’s revenues and earnings and the value of the Corporation’s assets; uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be credit-related, including additional charges to the provision for credit losses on the Corporation’s remaining $8.0 million exposure to the Puerto Rico government’s debt securities held as part of the available-for-sale securities portfolio; uncertainty about legislative, tax or regulatory changes that affect financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York FED, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of the Corporation’s internal controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the Corporation’s ability to identify and prevent cyber-security incidents, such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which most recently caused a cyber incident, and which may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses or an adverse effect to our reputation; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of business acquisitions, such as the recent acquisition of BSPR, and dispositions; a need to recognize impairments on the Corporation’s financial instruments, goodwill and other intangible assets relating to business acquisitions, including as a result of the COVID-19 pandemic; the effect of changes in the interest rate environment, including as a result of the impact of the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases, on the global economy, on the Corporation’s businesses, business practices and results of operations; the risk that the impact of the occurrence of any of these uncertainties on the Corporation’s capital would preclude further growth of the Bank and preclude the Corporation’s Board of Directors from declaring dividends; uncertainty as to whether FirstBank will be able to continue to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations, and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  2Q 2021 Quarter Highlights Aurelio Alemán, President & Chief Executive Officer2Q 2021 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

   2Q 2021 Highlights

 Operational Strength & Readiness   5  SBP PPP ended in June. Through the life of the program, we originated $745 million, or over 14 thousand loans, supporting businesses across our three regionsThrough our fully integrated digital platform we have processed forgiveness to 81% of our clients, equivalent to $377 million, through round one of the programSBA PPP loan portfolio decreased by $81 million to $349 million as of 2Q 2021, from $431 million as of 1Q 2021During 2Q 2021, principal disbursements of $74 million in new SBA PPP loans and received principal forgiveness remittances of approximately $152 million  Economic Activity – Main Market  Despite recent slight increase in reported cases of COVID-19, inoculations have progressed materially resulting in a vaccination rate of over 60% as of June 2021 (at least one dose)Pandemic relief funding continues to play an important buffer for economic activity on the Island; macro indicators continue to show month-over-month improvements with May 2021 payroll employment increasing by 11% when compared to April 2020 and passenger movement at SJU above pre-pandemic levels since April 2021Improved consumer confidence evidenced by extraordinary rises in retail sales, auto sales, and government collectionsEconomic activity index as of May 2021 reached March 2020 levels; on track to reach pre-pandemic levels during the next few monthsSignificant progress on government debt restructuring  Integration Update  Completed Credit Card conversion in AprilBranch rationalization - consolidated 9 branches: 3 in the Eastern Caribbean Region; and 6 in Puerto Rico on July 12thDuring July completed all remaining systems conversion: deposits, debit cards, online banking, ATMs and cash management platformsOn track to complete final integration of the acquired operations during 3Q 2021  SBA Paycheck Protection Program (PPP)  Source: Puerto Rico Economic Data www.bde.pr.gov/BDESite/PRED.html  Digital Adoption  Digital adoption continues to grow, driven by continuous enhancement to our platforms. Digital Banking registered users grew 4% when compared to the prior quarter and 20% compared to June 2020

 Second Quarter 2021 Highlights  6  Profitability  Net income of $70.6 million, or $0.33 per diluted share compared to $61.2 million, or $0.28 per diluted share in 1Q 2021. Financial results for 2Q 2021 reflect a $26.2 million reserve release related to improving macroeconomic forecasts compared to $15.3 released in the first quarter Adjusted pre-tax, pre-provision (“PTPP”) income of $96.6 million, compared to $86.4 million for 1Q 2021Net interest income increased $8.5 million to $184.8 million in 2Q 2021  Loan Portfolio  Loan originations and renewals (excluding credit card utilization activity) were healthy at $1.2 billionLoan portfolio decreased in the quarter by $277.6 million to $11.4 billion. The decrease consisted of a $155.2 million reduction in residential mortgage loans, $184.2 million decrease in commercial and construction loan, offset by an increase of $61.8 million in consumer loans.  Asset Quality  Total NPAs decreased by $29.3 million to $255.6 million, or 1.20% of assetsACL for loans and finance leases was $325 million, down $34 million from 1Q 2021. ACL for loans and finance leases to loans (excluding SBA PPP) was 2.94% compared to 3.20% at 1Q 2021Net charge-offs to average loans of 0.27% for 2Q 2021, compared to 0.43% for the 1Q 2021  Core Deposits  2Q 2021 deposits, net of government and brokered CDs, increased by $557.7 million to $13.8 billionGovernment deposits increased by $1.5 billion to $3.9 billion  Capital  2Q 2021 capital position: Total Risk Based Capital Ratio of 20.4%;Common Equity Tier 1 Capital Ratio of 17.3%Tier 1 Risk Based Capital Ratio of 17.6%; andLeverage Ratio of 10.5%Tangible book value per common share of $9.94 in 2Q 2021During 2Q 2021, repurchased 7.96 million shares for approximately $100 million

 Strong Operating Metrics Through Pandemic  Loan Portfolio ($ in millions)  Loan Originations (1)($ in millions)  Core Deposits (2)($ in millions)  7  Originations, including credit card utilization activity, declined $62 million compared to 1Q 2021 driven by a $135.2 million reduction in PPP loan originations as the program expired in June. This was offset by a higher volume of commercial and construction loan originations in the Florida region and in consumer loan originations in the Puerto Rico region.Overall, the loan portfolio declined $278 million, or 2%, driven by reductions of $155 million in residential. Reductions related to nonrenewal tied to pricing and concentration in the commercial portfolios, as well as an $81 million reduction in PPP led to an overall decline in the portfolio balances. The consumer portfolio continues to grow nicely, driven largely by $98 million of growth in the auto portfolio. Core deposits, increased by $2.1 billion in 2Q 2021 to $17.7 billion  Loan Originations include originations and renewals, as well as credit card utilization activityCore Deposits exclude brokered deposits  Key Highlights

   Results of Operations

 Second Quarter Highlights  ($ in thousands, except per share data)  9

 Net Interest Income  Key Highlights  Net Interest Income ($ millions)  Net interest income increased $8.5 million, reflecting:A $3.9 million increase in interest income on investment securities due to an increase in the average balance driven by strong deposit growthA $2.5 million increase in interest income on commercial and construction loans mostly due to:$2.9 million deferred interest income recognized on a construction loan paid-off;$1.9 million in interest income due to higher discount accretion for commercial mortgages paid-off; Offset by a $1.7 million decrease in fee income on lower SBP PPP forgiveness remittances. A $1.7 million decrease in interest expense resulting from reduced deposit costsNIM was 3.81% for 2Q 2021, compared to 3.91% in 1Q 2021, driven by higher levels of lower yielding investment securities and cash balances  10

 Non-Interest Income  Non-interest income for 2Q 2021 of $29.9 million, compared to $31.0 million for 1Q 2021. The decrease was related to: The $3.3 million in seasonal insurance contingent commissions recognized in 1Q 2021A $0.9 million reduction in revenues from mortgage banking activityOffset by an increase in transactional fee income  Non-Interest Income ($ millions)  $20.9  $31.0  $29.9  $29.9  Key Highlights  $30.2  11

 Non-Interest Expense  Non-interest expenses of $130.2 million in 2Q 2021, a decrease of $3.1 million from $133.3 million in 1Q 2021, which included the following special items:Merger and restructuring costs associated with the acquisition of $11.0 million in 2Q 2021, compared to $11.3 million in 1Q 2021 COVID-19 pandemic-related expenses of $1.1 million in 2Q 2021, compared to $1.2 million in 1Q 2021 On a non-GAAP basis, excluding the effect of these items, expenses amounted to $118.0 million for 2Q 2021, compared to $120.8 million for 1Q 2021, the $2.8 million reduction is related to: $2.0 million decrease in OREO expense$1.1 million reduction in employee compensation and benefitsOffset by a $2.5 million increase in credit and debit card processing expenses  Non-Interest Expense ($ millions)  Key Highlights  12

 Significant ACL Levels  Evolution of ACL ($ in millions) & ACL on Loans to Total Loans (%)  The allowance for credit losses (ACL) on loans decreased by $34 million during 2Q 2021 to $325 millionProvision for credit losses for the commercial and construction loan portfolio was a net benefit of $27.9 million for 2Q 2021, compared to a net benefit of $14.6 million in 1Q 2021, reflecting an improvement in the outlook of macroeconomic variables, primarily the commercial real estate price index and the unemployment rateProvision for credit losses for the residential mortgage loans portfolio was $0.8 million for 2Q 2021, compared to a benefit of $4.2 million in the 1Q 2021 mostly related to net changes in qualitative adjustments Provision expense of $0.8 million for consumer loans The ratio of the ACL for loans and finance leases to total loans held for investment was 2.85% as of 2Q 2021, compared to 3.08% as of 1Q 2021. Excluding PPP loans the ACL to loans was 2.94%  Key Highlights  13

 Asset Quality  Non-Performing Assets ($ millions)  The decrease in NPAs was driven by:A $12.6 million decrease in OREO driven by sales of $14.3 million, including the sale of a $10.0 million commercial property in the Puerto Rico region, and approximately $2.4 million of fair value and other adjustments that reduced the OREO carrying value, partially offset by additions of $4.1 million.A $10.6 million decrease in nonaccrual residential mortgage loans, driven by loans brought current and restored to accrual status during the second quarterA $6.0 million decrease in nonaccrual consumer loans, driven by collections and charge-offs recorded in the second quarter.Inflows to nonaccrual loans held for investment were $15.1 million, a $16.9 million decrease compared to inflows of $32.0 million in the first quarter of 2021  Total NPAs decreased by $29.3 million to $256 million or 1.2% of assets  Migration Trend ($ millions)  14

 Capital Ratios  Total stockholders’ equity amounted to $2.2 billion as of June 30, 2021, a decrease of $15.5 million from March 31, 2021. The decrease was driven by the repurchase of 7.96 million of shares of common stock for a total purchase price of approximately $100 million, as well as common and preferred stock dividends declared in the second quarter totaling $15.7 million. These variances were partially offset by earnings generated in the second quarter and a $28.5 million increase in the fair value of available-for-sale investment securities recorded as part of Other comprehensive income (loss) in the consolidated statements of financial condition. As of July 21, 2021, the Corporation has purchased approximately $118.5 million worth of common stock under the $300 million stock repurchase program that was established in April 2021.   Key Highlights  15

   Exhibits

 Second Quarter 2021 Highlights: PR Government Exposure  ($ in millions)  As of June 30, 2021, the Corporation had $388.8 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $391.1 million as of March 30, 202186% of direct government exposure is to municipalities, which are supported by assigned property tax revenuesAs of June 30, 2021, the Corporation had $2.9 billion of public sector deposits in Puerto Rico, compared to $2.0 billion as of March 31, 2021Approximately 20% is from municipalities in Puerto Rico and 78% is from public corporations and the central government and agencies in Puerto Rico  17

 ($ in 000)  Second Quarter 2021 Highlights: NPL Migration  18

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.  19

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.  20

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended June 30, 2021Merger and restructuring costs of $11.0 million ($6.9 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the second quarter included approximately $1.7 million related to the previously announced Employee Voluntary Separation Program (the “VSP”) offered to eligible employees in the Puerto Rico region and approximately $2.1 million related to service contracts cancellation penalties. In addition, merger and restructuring costs in the second quarter of 2021 included expenses related to system conversions and other integration related efforts, as well as accelerated depreciation charges related to planned closures and consolidation of branches in accordance with the Corporation’s integration and restructuring plan. Costs of $1.1 million ($0.7 million after-tax) related to COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security measures.Quarter ended March 31, 2021Merger and restructuring costs of $11.3 million ($7.0 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the first quarter included approximately $4.8 million related to the VSP and involuntary employee separation programs implemented in the Puerto Rico region. Costs of $1.2 million ($0.8 million after-tax) related to COVID-19 pandemic-related expenses.  21

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended December 31, 2020Merger and restructuring costs of $12.3 million ($7.7 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the fourth quarter of 2020 included a $4.3 million charge associated with the VSP offered to eligible employees in the Puerto Rico region. In addition to the charge associated with the VSP, merger and restructuring costs in the fourth quarter of 2020 primarily included bonuses, consulting fees, and expenses related to system conversions and other integration related efforts.Costs of $1.1 million ($0.7 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security matters.Loss of $0.2 million realized on sales of available-for-sale investment securities. The loss realized at the tax-exempt international banking entity subsidiary level had no effect on the income tax expense recorded in the fourth quarter of 2020.Quarter ended September 30, 2020Merger and restructuring costs of $10.4 million ($6.5 million after-tax) in connection with the acquisition of BSPR and related restructuring initiatives. Merger and restructuring costs in the third quarter of 2020 primarily included consulting, legal, system conversions and other integration related efforts.An $8.0 million tax benefit related to a partial reversal of the deferred tax asset valuation allowance.  22

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended September 30, 2020A $5.3 million aggregate gain on sales of approximately $116.6 million of U.S. agencies MBS and $803.3 million of U.S. Treasury Notes executed in the latter part of September. The gain on tax-exempt securities or realized at the tax-exempt international banking entity subsidiary level had no effect in the income tax expense recorded in the third quarter of 2020. Costs of $1.0 million ($0.6 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security matters. Quarter ended June 30, 2020A $5.0 million ($3.1 million after-tax) benefit resulting from the final settlement of the Corporation’s business interruption insurance claim related to lost profits caused by Hurricanes Irma and Maria in 2017.A $0.2 million loss realized on sales of U.S. agencies MBS. The loss, realized at the tax-exempt international banking entity subsidiary, had no effect on the income tax expense recorded in the second quarter of 2020.Merger and restructuring costs of $2.9 million ($1.8 million after-tax) in connection with the previously announced stock purchase agreement with Santander Holdings USA, Inc. relating to the Corporation’s acquisition of BSPR and related restructuring initiatives. Merger and restructuring costs in the second quarter of 2020 primarily included consulting, legal, and other pre-conversion related efforts associated with the pending acquisition of BSPR.  23

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended June 30, 2020Costs of $3.0 million ($1.9 million after-tax) related to the COVID-19 pandemic response efforts, including approximately $1.7 million in bonuses paid to branch personnel and other essential employees for working during the pandemic, as well as other employee-related expenses such as expenses for the administration of COVID-19 tests and purchases of personal protective equipment.Quarter ended March 31, 2020An $8.2 million gain on sales of approximately $275.6 million of U.S. agencies MBS executed in the latter part of March. The gain, realized at the tax-exempt international banking entity subsidiary, had no effect on the income tax expense recorded in the first quarter of 2020.A $1.2 million ($0.7 million after-tax) benefit resulting from insurance recoveries associated with hurricane-related expenses incurred primarily in the Puerto Rico region.Merger and restructuring costs of $0.8 million ($0.5 million after-tax) in connection with the pending acquisition of BSPR and related restructuring initiatives. Costs of $0.4 million ($0.2 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning and communications with customers.   24

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on prior pages as well as gains or losses on sales of investment securities and impairments:Adjusted net income (Non-GAAP)  25